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                                  EXHIBIT 10.96

                                    EXTENSION
                                       TO
                              MANAGEMENT AGREEMENT

         This Extension (this "Agreement") to that certain Management Agreement dated March 3, 1997 (the "Management Agreement"), made as of this 25th day of March, 2004, is entered into by and between The Major Automotive Companies, Inc. (f/k/a Fidelity Holdings, Inc.), a Nevada corporation (the "Company"), and Bruce Bendell and Harold Bendell, individuals with primary business offices located at 41-40 Northern Boulevard, Long Island City, NY 11101 (jointly, the "Managers").

         WHEREAS, pursuant to the Management Agreement, Messrs. Bendell were appointed, hired and engaged as Managers to manage the motor vehicle operations of the Company as consolidated under the Major Automotive Group, Inc., in the manner as theretofore conducted, including, but not limited to the purchase, financing, leasing and sale of motor vehicles; and further

         WHEREAS, the term of the Management Agreement has been extended from its anticipated initial termination date of December 31, 2002 upon mutual oral agreement of the parties; and further

         WHEREAS, the Company and the Managers desire to further extend the term of the Management Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and agreements hereinafter contained, it is agreed as follows:

1.       Extension to Management Agreement.

         Sections 3(a) and 3(b) of the Management Agreement are hereby deleted in their entirety and replaced with the following:

         "(a) The initial term of this Management Agreement shall end on December 31, 2005, unless extended as provided below in (b) or (c).

         (b) In the event that on December 31, 2005, the Company, directly or indirectly, retains ownership of the dealerships, this Management Agreement shall continue upon the unilateral decision of the affected Manager or Managers."

2.       Full Force and Effect.

         Except as specifically amended hereby, all of the terms and provisions of the Management Agreement shall remain in full force and effect.

3.       Counterparts.

         This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

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         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                     Very truly yours,

                                     The Major Automotive Companies, Inc.

                                     By: ___________________________
                                     Name:
                                     Title:

                                     Managers

                                     ________________________________
                                     Bruce Bendell

                                     _________________________________
                                     Harold Bendell

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